UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDIVATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3863260
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, Suite 610 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates: Not applicable.

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share (the “Common Stock”), of Medivation, Inc., a Delaware corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of Capital Stock” in the prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in the form in which it was filed on December 8, 2006 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-138057), as amended from time to time. The Registrant currently lists its Common Stock on the American Stock Exchange. On February 27, 2007 the Registrant received a letter from The NASDAQ Stock Market LLC approving the Registrant’s application to list its Common Stock on The Nasdaq Global Market. The Registrant intends to withdraw its Common Stock from listing on the American Stock Exchange and transfer its listing to The Nasdaq Global Market. The Registrant expects that its Common Stock will begin trading on The Nasdaq Global Market under the symbol MDVN at the opening of trading on March 20, 2007. The Registrant’s Common Stock will continue to trade on the American Stock Exchange under the symbol MDV until the close of trading on March 19, 2007.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(c) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-03252)).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2007	MEDIVATION, INC.

	By:	/s/ C. Patrick Machado
C. Patrick Machado
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(c) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-03252)).

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